Exhibit 99.1

January 9, 2020	Analyst Contact:	Andrew Ziola 918-588-7683
	Media Contact:	Brad Borror 918-588-7582

ONEOK to Participate in the
UBS Midstream, MLP and Utilities Conference

TULSA, Okla. ‑ Jan. 9, 2020 ‑ ONEOK, Inc. (NYSE: OKE) will participate in the UBS Midstream, MLP and Utilities Conference Jan. 13-14, 2020, in Park City, Utah.

Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 2:15 p.m. Mountain Standard Time (3:15 p.m. Central Standard Time) on Jan. 13, 2020.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram.

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